                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-12

                                   Belo Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                  [BELO LOGO]
                                P. O. Box 655237
                            Dallas, Texas 75265-5237

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 9, 2001

                            ------------------------

To the Shareholders of BELO CORP.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Belo Corp., a Delaware corporation (the "Company"), will be held in the Dallas Museum of Art Auditorium, 1717 North Harwood Street, Dallas, Texas, on WEDNESDAY, MAY 9, 2001, AT 9:30 A.M., Dallas, Texas time, for the following purposes:

          1. To elect three Class III directors to hold office for a term of three years or until their respective successors are elected and qualified; and

          2. To transact such other business as properly may come before the Annual Meeting or any adjournment thereof.

     The close of business on March 15, 2001 has been fixed by the Board of Directors of the Company as the record date for the Annual Meeting. Only shareholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

     A Proxy Statement, form of proxy, and copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 2000 accompany this notice.

     It is important that your shares be represented at the Annual Meeting. If you do not expect to attend in person, you may vote your shares by a toll-free telephone number or the Internet or you may sign and date the form of proxy and return it in the enclosed envelope. THE FORM OF PROXY IS ENCLOSED AS A SEPARATE INSERT WITHIN THE MAILING ENVELOPE IN WHICH THIS PROXY STATEMENT IS CONTAINED. Instructions regarding all three methods of voting are contained on the form of proxy. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire.

                                             By Order of the Board of Directors

                                                        GUY H. KERR
                                                         Secretary

March 30, 2001

                                  [BELO LOGO]
                                P.O. Box 655237
                            Dallas, Texas 75265-5237

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 9, 2001

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders of Belo Corp., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held in the Dallas Museum of Art Auditorium, 1717 North Harwood Street, Dallas, Texas, on WEDNESDAY, MAY 9, 2001, AT 9:30 A.M., Dallas, Texas time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. References herein to the "Company" include its subsidiaries, unless the context otherwise requires.

     This Proxy Statement and form of proxy are being mailed to shareholders on or about March 30, 2001. Shareholders of record may vote in person or by proxy in writing, by telephone or through the Internet. If a shareholder votes by proxy (including a telephone or Internet vote), the proxy may be revoked by the shareholder at any time prior to the Annual Meeting by filing with the Secretary of the Company a written revocation or a duly executed written proxy bearing a later date or submitting a new proxy by telephone or the Internet. A shareholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein and all proxies submitted by telephone or the Internet will be voted as specified, but unless otherwise specified, will be deemed to grant authority to vote:

          (1) FOR the election of the three nominees listed under "Election of Directors" as nominees of the Company for election as Class III directors, for a three-year term; and

          (2) At the discretion of the persons named in the enclosed form of proxy, on any other matter that properly may come before the Annual Meeting or any adjournment thereof.

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the shareholders (see "Shareholder Proposals" herein), the persons named in the proxy will have the discretion to vote your shares.

     The cost of solicitation of proxies will be borne by the Company. The Company has engaged Morrow & Co., Inc. to solicit proxies from beneficial owners of shares held in the name of brokers and other nominees. The Company has agreed to pay Morrow & Co., Inc. a fee of $6,000 and the amount of its expenses for such service. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission or other electronic means, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the required number of proxy forms, Proxy Statements, and Annual Reports for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

                OUTSTANDING CAPITAL STOCK AND STOCK OWNERSHIP OF
                     DIRECTORS, CERTAIN EXECUTIVE OFFICERS
                           AND PRINCIPAL SHAREHOLDERS

     The record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on March 15, 2001. As of the record date, the Company had issued and outstanding and entitled to vote at the Annual Meeting 90,671,048 shares of Series A Common Stock, par value $1.67 per share ("Series A shares"), and 18,843,273 shares of Series B Common Stock, par value $1.67 per share ("Series B shares"). The Series A shares and Series B shares together are referred to herein as the "Common Stock." For a description of the voting rights of the Series A shares and Series B shares, see "Quorum and Voting" herein.

     The following table sets forth information, as of December 31, 2000, regarding the beneficial ownership of the Company's Common Stock by certain of the Company's executive officers, by its directors and nominees, by all of its directors and executive officers as a group, and by each person known by management of the Company to own more than five percent of the outstanding shares of Common Stock of the Company.

                                                  SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                                 AND PERCENTAGE OF OUTSTANDING SHARES AS OF
                                                            DECEMBER 31, 2000(1)
                                                ---------------------------------------------
             NAME AND ADDRESS OF                                                   PERCENT OF
             INDIVIDUAL OR GROUP                  SERIES A           SERIES B       CLASS(2)
             -------------------                -------------     --------------   ----------
Robert W. Decherd(3)*+........................   1,720,305(4)       6,361,384(5)      7.3%
P.O. Box 655237
Dallas, Texas 75265
Ward L. Huey, Jr.*+...........................     286,172(6)         953,000(7)      1.1%
P.O. Box 655237
Dallas, Texas 75265
Burl Osborne*+................................     284,096(8)         472,567(9)       ***
P.O. Box 655237
Dallas, Texas 75265
Michael J. McCarthy+..........................    119,919(10)        185,370(11)       ***
P.O. Box 655237
Dallas, Texas 75265
James M. Moroney(3)+..........................     49,679(12)        347,568(13)       ***
P.O. Box 655237
Dallas, Texas 75265
John W. Bassett, Jr.*.........................    253,082(14)        771,073(15)       ***
400 N. Pennsylvania Avenue, Suite 250
Roswell, New Mexico 88201
Henry P. Becton, Jr.*.........................     12,168(16)         28,349(17)       ***
125 Western Avenue
Boston, Massachusetts 02134
Judith L. Craven, M.D., M.P.H.**..............     56,800(18)         29,172(19)       ***
3212 Ewing Street
Houston, Texas 77004
Roger A. Enrico*..............................     42,000(20)         38,349(21)       ***
700 Anderson Hill Road
Purchase, New York 10577
Stephen Hamblett**............................    469,958(22)        132,110(23)       ***
66 Williams Street
Providence, Rhode Island 02906

                                                  SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                                 AND PERCENTAGE OF OUTSTANDING SHARES AS OF
                                                            DECEMBER 31, 2000(1)
                                                ---------------------------------------------
             NAME AND ADDRESS OF                                                   PERCENT OF
             INDIVIDUAL OR GROUP                  SERIES A           SERIES B       CLASS(2)
             -------------------                -------------     --------------   ----------
Dealey D. Herndon(3)**........................  1,933,650(24)      2,778,876(25)      4.3%
322 Congress Avenue
Austin, Texas 78701
Laurence E. Hirsch*...........................         10,000          9,000(26)       ***
2728 North Harwood
Dallas, Texas 75201
Arturo Madrid, Ph.D.*.........................     57,100(27)         29,172(19)       ***
Trinity University
715 Stadium Drive
San Antonio, Texas 78212
Hugh G. Robinson*.............................      5,200(28)         29,422(29)       ***
2501 Oak Lawn Avenue, Suite 201
Dallas, Texas 75219
William T. Solomon*...........................     40,000(20)         69,422(29)       ***
3535 Travis Street, Suite 300
Dallas, Texas 75204
J. McDonald Williams*.........................     52,000(20)         50,849(30)       ***
3400 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
FleetBoston Financial Corporation++...........  8,836,890(31)                  0      8.0%
100 Federal Street
Boston, Massachusetts 02110
Goldman Sachs & Co.++.........................  5,651,005(32)                  0      5.0%
32 Old Slip
New York, New York 10005
All directors and executive officers as a
group (22 persons)............................  5,432,974(33)     12,644,002(34)     15.9%(35)

---------------

   * Director

  ** Director and Nominee

 *** Less than one percent

   + Executive Officer

 ++ Shareholder only

 (1) Series B shares are convertible at any time on a share-for-share basis into Series A shares. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be so deemed to be beneficially owned by the person listed. If the Series A total included shares into which Series B shares held are convertible, and if the percent of Series A shares so held were calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, the persons and entities listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Mr. Decherd, 8.3%; Mr. Huey, 1.4%; Mr. Bassett, 1.1%; Mrs. Herndon, 5%; FleetBoston Financial Corporation, 9.7%; Goldman Sachs & Co., 6.2%; and all directors and executive officers as a group, 17.3%. All other persons listed would be deemed to own less than 1% of the Series A shares. See footnote (2).

 (2) "Percent of Class" is calculated by taking the total number of Series A shares and Series B shares beneficially owned by the individual or entity listed, including the total number of Series A and Series B shares subject to options exercisable within 60 days held by that individual or entity, and dividing that number by the sum of the total number of Series A shares and Series B shares outstanding and the total number of Series A and Series B shares subject to options exercisable within 60 days held by the individual or entity.

 (3) The family relationships among the directors, executive officers, and principal shareholders are as follows: Robert W. Decherd and Dealey D. Herndon are brother and sister; and James M. Moroney is a cousin of Robert
     W. Decherd and Dealey D. Herndon.

 (4) Includes 2,211 Series A shares held in the Company's 401(k) plan and 427,849 Series A shares indirectly held in grantor retained annuity trusts ("GRATs") established in 1996, 1998, 1999, and 2000. Also includes 43,980 Series A shares held in trust for which Mr. Decherd serves as trustee and 79,802 Series A shares held by a charitable foundation established by Mr. Decherd for which he serves as chairman and director, but does not include 1,200 Series A shares owned by Mr. Decherd's wife, 40,786 Series A shares owned by Mr. Decherd's son, and 116,202 Series A shares held in trusts for the benefit of Mr. Decherd's children, as to all of which shares Mr. Decherd disclaims beneficial ownership.

 (5) Includes 591,950 Series B shares subject to options exercisable within 60 days (15,000 of which were issued under the Company's 1986 Long Term Incentive Plan and 576,950 of which were issued under the Company's 1995 Executive Compensation Plan), 1,376 Series B shares held in the Company's 401(k) plan, 617,127 Series B shares indirectly held in GRATs established in 1998, 1999, and 2000, and 23,159 Series B shares owned by Mr. Decherd and his wife, as to which he shares voting and dispositive power. Also includes 132,000 Series B shares held in trust for which Mr. Decherd serves as trustee and 111,224 Series B shares held by a charitable foundation established by Mr. Decherd for which he serves as chairman and director, but does not include 1,200 Series B shares owned by Mr. Decherd's wife, 29,716 Series B shares owned by Mr. Decherd's son, and 105,132 Series B shares held in trusts for the benefit of Mr. Decherd's children, as to all of which shares Mr. Decherd disclaims beneficial ownership.

 (6) Includes 145,300 Series A shares subject to options exercisable within 60 days issued under the Company's 1986 Long Term Incentive Plan and 1,399 Series A shares held in the Company's 401(k) plan.

 (7) Consists of 953,000 Series B shares subject to options exercisable within 60 days issued under the Company's 1995 Executive Compensation Plan.

 (8) Includes 192,680 Series A shares subject to options exercisable within 60 days issued under the Company's 1986 Long Term Incentive Plan and 2,124 Series A shares held in the Company's 401(k) plan.

 (9) Consists of 471,200 Series B shares subject to options exercisable within 60 days issued under the Company's 1995 Executive Compensation Plan and 1,367 Series B shares held in the Company's 401(k) plan.

(10) Includes 81,700 Series A shares subject to options exercisable within 60 days issued under the Company's 1986 Long Term Incentive Plan and 6,451 Series A shares held in the Company's 401(k) plan.

(11) Consists of 184,400 Series B shares subject to options exercisable within 60 days issued under the Company's 1995 Executive Compensation Plan and 970 Series B shares held in the Company's 401(k) plan.

(12) Includes 33,276 Series A shares subject to options exercisable within 60 days issued under the Company's 1986 Long Term Incentive Plan and 1,729 Series A shares held in the Company's 401(k) plan. Does not include 4,800 Series A shares owned by Mr. Moroney's wife and 4,955 Series A shares held in trust for the benefit of Mr. Moroney's children, as to all of which shares Mr. Moroney disclaims beneficial ownership.

(13) Includes 20,000 Series B shares held by a family limited partnership, of which Mr. Moroney is a limited partner, 205,600 Series B shares subject to options exercisable within 60 days issued under the Company's 1995 Executive Compensation Plan, 1,344 Series B shares held in the Company's 401(k) plan, and 480 Series B shares owned by Mr. Moroney and his wife, as to which he shares voting and dispositive power. Does not include 1,600 Series B shares owned by Mr. Moroney's wife and 800 Series B shares held in trust for the benefit of Mr. Moroney's children, as to all of which shares Mr. Moroney disclaims beneficial ownership.

(14) Includes 40,000 Series A shares subject to options exercisable within 60 days issued under the Company's 1986 Long Term Incentive Plan. Also includes 5,180 Series A shares owned by members of Mr. Bassett's family, as to which Mr. Bassett shares dispositive power, and 67,200 Series A shares held in trusts for the benefit of Mr. Bassett's adult children, for which Mr. Bassett serves as trustee, but does not include 1,502 Series A shares held by Mr. Bassett's wife or 900 Series A shares held in trust for the benefit of Mr. Bassett's stepdaughter, for which Mr. Bassett's wife serves as trustee, as to all of which shares Mr. Bassett disclaims beneficial ownership.

(15) Includes 29,172 Series B shares subject to options exercisable within 60 days issued under the Company's 1995 Executive Compensation Plan. Also includes 61,030 Series B shares owned by Mr. Bassett's adult children, as to which Mr. Bassett shares dispositive power, and 289,109 Series B shares held in trusts for the benefit of Mr. Bassett's adult children, for which Mr. Bassett serves as trustee, as to all of which shares Mr. Bassett disclaims beneficial ownership.

(16) Consists of 12,168 Series A shares held in a trust of which Mr. Becton is the beneficiary and trustee. Does not include 1,444 Series A shares held in a trust for Mr. Becton's wife and 21,682 Series A shares held in trusts for Mr. Becton's children, as to all of which shares Mr. Becton disclaims beneficial ownership.

(17) Consists of 28,349 Series B shares subject to options exercisable within 60 days issued under the Company's 1995 Executive Compensation Plan.

(18) Includes 54,000 Series A shares subject to options exercisable within 60 days issued under the Company's 1986 Long Term Incentive Plan.

(19) Consists of 29,172 Series B shares subject to options exercisable within 60 days issued under the Company's 1995 Executive Compensation Plan.

(20) Includes 40,000 Series A shares subject to options exercisable within 60 days issued under the Company's 1986 Long Term Incentive Plan.

(21) Consists of 38,349 Series B shares subject to options exercisable within 60 days issued under the Company's 1995 Executive Compensation Plan.

(22) Includes 3,036 Series A shares owned by Mr. Hamblett and his wife, as to which he shares voting and dispositive power. Also includes 80,238 Series A shares held by a charitable foundation for which Mr. Hamblett serves as director and foundation manager, as to all of which shares Mr. Hamblett disclaims beneficial ownership.

(23) Consists of 132,110 Series B shares subject to options exercisable within 60 days issued under the Company's 1995 Executive Compensation Plan.

(24) Includes 40,000 Series A shares subject to options exercisable within 60 days issued under the Company's 1986 Long Term Incentive Plan. Also includes 98,456 Series A shares held in trusts for which Mrs. Herndon serves as trustee and 100,000 Series A shares held by a charitable foundation established by Mrs. Herndon for which she serves as director, but does not include 55,000 Series A shares owned by Mrs. Herndon's husband, as to all of which shares Mrs. Herndon disclaims beneficial ownership.

(25) Includes 29,172 Series B shares subject to options exercisable within 60 days issued under the Company's 1995 Executive Compensation Plan. Also includes 98,456 Series B shares held in trusts for which Mrs. Herndon serves as trustee as to all of which shares Mrs. Herndon disclaims beneficial ownership.

(26) Consists of 9,000 Series B shares subject to options exercisable within 60 days issued under the Company's 1995 Executive Compensation Plan.

(27) Includes 56,000 Series A shares subject to options exercisable within 60 days issued under the Company's 1986 Long Term Incentive Plan.

(28) Includes 3,000 Series A shares subject to options exercisable within 60 days issued under the Company's 1986 Long Term Incentive Plan.

(29) Includes 29,422 Series B shares subject to options exercisable within 60 days issued under the Company's 1995 Executive Compensation Plan.

(30) Includes 38,849 Series B shares subject to options exercisable within 60 days issued under the Company's 1995 Executive Compensation Plan.

(31) Based upon information contained in its Report on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001, the reported Series A shares are held indirectly by FleetBoston Financial Corporation through its subsidiary, Fleet National Bank, Providence, Rhode Island. Fleet-Boston Financial Corporation has sole voting power with respect to 8,789,331 Series A shares, shares voting power with respect to 20,000 of the Series A shares, and has sole dispositive power with respect to 1,591,086 Series A shares and shares dispositive power with respect to 7,102,484 Series A shares.

(32) Based upon information contained in its Report on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2001, the reported Series A shares are held by the asset management unit of Goldman, Sachs & Co.. Goldman, Sachs & Co. has sole voting power with respect to 4,067,178 Series A shares and has sole dispositive power with respect to 5,651,005 Series A shares.

(33) Includes 794,612 Series A shares subject to options exercisable within 60 days issued under the Company's 1986 Long Term Incentive Plan.

(34) Includes 3,182,049 Series B shares subject to options exercisable within 60 days (15,000 of which were issued under the Company's 1986 Long Term Incentive Plan and 3,167,049 of which were issued under the Company's 1995 Executive Compensation Plan).

(35) Represents approximately 42.2% of the voting power of all outstanding shares of Common Stock.

                               QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the Annual Meeting; provided, however, that in no event may a quorum consist of less than one-third of the outstanding shares of Common Stock entitled to vote. The affirmative vote of a plurality of the voting power represented at the Annual Meeting and entitled to vote is required for the election of directors. Unless otherwise required by law, the affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote is required for other matters which properly may come before the Annual Meeting.

     A holder of Series A shares will be entitled to one vote per Series A share as to each matter properly brought before the Annual Meeting, and a holder of Series B shares will be entitled to 10 votes per Series B share as to each matter properly brought before the Annual Meeting. Subject to such differential voting rights, the holders of Series A shares and Series B shares vote together as a single class on all matters except with respect to (1) any amendments to the Company's Certificate of Incorporation that alter or change the powers, preferences, or special rights of their respective series so as to affect them adversely and (2) such other matters as require class votes under the Delaware General Corporation Law. Cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes, if applicable, are each included in the determination of the number of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. For matters requiring majority approval, abstentions will have the effect of negative votes but broker non-votes will not be treated as shares entitled to vote on such matters. This means that broker non-votes will neither be counted in the numerator nor the denominator, whereas abstentions will be counted in the denominator but not the numerator, in determining whether a matter has received sufficient votes to be approved.

                             ELECTION OF DIRECTORS

     Pursuant to the bylaws of the Company, the Board of Directors has set the number of directors at 13. The bylaws of the Company further provide that the Board of Directors is to be divided into three classes, approximately equal in number, with staggered terms of three years, and that a director who attains age 65 shall retire on the date of the annual meeting of shareholders next following his or her 65th birthday. The three nominees designated by the Board of Directors for election as Class III directors at the 2001 Annual Meeting will serve a three-year term if elected. In connection with the acquisition of The Providence Journal Company, the Company agreed that Stephen Hamblett would be eligible to serve as a director until age 70. Hugh G. Robinson, a Class III director who has attained the age of 65, will retire on the date of the Annual Meeting. The Company intends to fill the Class III director vacancy created by Mr. Robinson's retirement after the Annual Meeting although no candidate has been identified and agreed to so serve. Despite the vacancy on the Board of Directors, proxies will only be voted for the three nominees designated by the Board of Directors for election as Class III directors. Ward L. Huey, Jr., a Class II director and an executive officer of the Company, retired effective as of December 31, 2000.

NOMINEES FOR DIRECTORS

     Class III Directors (Term expires in 2004)

[PHOTO JUDITH L.        JUDITH L. CRAVEN, M.D., M.P.H., age 55, has served as a
CRAVEN]                 director of the Company since December 1992. From July 1992 until her retirement in October 1998, she served as
                        President of the United Way of the Texas Gulf Coast. From
                        1983 to 1992, Dr. Craven served as Dean of the School of
                        Allied Health Sciences of the University of Texas Health
                        Science Center at Houston, and from 1987 to 1992 as Vice
                        President of Multicultural Affairs for the University of
                        Texas Health Science Center. Dr. Craven is a member of the
                        Boards of Directors of SYSCO Corporation, Luby's, Inc.,
                        Compaq Computer Corporation, and Variable Annuity Life
                        Insurance Company of America.

[PHOTO STEPHEN          STEPHEN HAMBLETT, age 66, has served as a director of the
HAMBLETT]               Company since May 1997. Mr. Hamblett served as Chairman of the Board of The Providence Journal Company, from February
                        1997, when The Providence Journal Company became a
                        wholly-owned subsidiary of the Company, through December
                        2000. From February 1997 until April 1999, Mr. Hamblett also served as Chief Executive Officer and Publisher of The
                        Providence Journal Company. From 1987 to 1997, he was
                        Chairman, Chief Executive Officer, and Publisher of the
                        pre-merger Providence Journal Company. Mr. Hamblett is
                        currently a member of the Boards of Directors of the
                        Inter-American Press Association and the Smithsonian
                        National Board.

[PHOTO DEALEY D.        DEALEY D. HERNDON, age 54, has served as a director of the
HERNDON]                Company since May 1986. Mrs. Herndon has served as Director of Appointments for Texas Governor Rick Perry since January
                        2001 and has been President of Herndon, Stauch & Associates, a project and construction management firm since September
                        1995. She served from 1991 to September 1995 as the
                        Executive Director of the State Preservation Board of the
                        State of Texas and managed the Texas Capitol Restoration in that capacity. Mrs. Herndon is a Trustee of the National
                        Trust for Historic Preservation in Washington, D.C. and
                        serves as treasurer of the Texas State History Museum
                        Foundation.

DIRECTORS CONTINUING IN OFFICE

     Class I Directors (Term expires in 2002)


[PHOTO JOHN W.          JOHN W. BASSETT, JR., age 63, has served as a director of
BASSETT]                the Company since March 1979. He is a practicing attorney
                        and is a partner in the law firm of Bassett & Copple, LLP in
                        Roswell, New Mexico. Prior to forming Bassett & Copple, LLP in October 1995, Mr. Bassett was a stockholder in the law
                        firm of Atwood, Malone, Mann & Turner, P.A., Roswell, New
                        Mexico, for more than ten years.

[PHOTO ROBERT W         ROBERT W. DECHERD, age 49, has served as a director of the
DECHERD]                Company since March 1976. He has been Chairman of the Board and Chief Executive Officer of the Company since January
                        1987. Mr. Decherd became President of the Company in January
                        1994, and previously served as President from January 1985 through December 1986. From January 1984 through December
                        1986, he served as Chief Operating Officer. Mr. Decherd is a member of the Board of Directors of Kimberly-Clark
                        Corporation.

[PHOTO LAURENCE E.      LAURENCE E. HIRSCH, age 55, has served as a director of the
HIRSCH]                 Company since August 1999. Mr. Hirsch has been Chief
                        Executive Officer of Centex Corporation since July 1988. He has served as a director of Centex Corporation since 1985
                        and has been its Chairman of the Board since July 1991. He has also served as a director of its affiliate, Centex
                        Construction Products, Inc., since January 1994 and was
                        named Chairman of the Board in July 1999. Mr. Hirsch is a
                        member of the Board of Directors of Luminex Corporation and is an advisory director of Heidelberger Zement AG.

[PHOTO BURL OSBORNE]    BURL OSBORNE, age 63, has served as a director of the
                        Company since January 1987. He has been President/Publishing
                        Division of the Company since November 1995. Since January
                        1991, Mr. Osborne has been Publisher of The Dallas Morning
                        News, a subsidiary of the Company. Mr. Osborne was President of The Dallas Morning News from 1985 through December 1990, and Editor of The Dallas Morning News from 1985 through
                        January 1997.

[PHOTO J. MCDONALD      J. MCDONALD WILLIAMS, age 59, has served as a director of
WILLIAMS]               the Company since April 1985. Mr. Williams has been Chairman of Trammell Crow Company, a real estate services firm, since
                        August 1994. From 1991 until July 1994, Mr. Williams was
                        President and Chief Executive Officer of Trammell Crow
                        Company, and from 1977 to December 1990, he was managing
                        partner of Trammell Crow Company.

     Class II Directors (Term expires in 2003)


[PHOTO HENRY P.         HENRY P. BECTON, JR., age 57, has served as a director of
BECTON]                 the Company since May 1997. He served as a director of The
                        Providence Journal Company from 1992 to 1997. Since 1984,
                        Mr. Becton has been President and General Manager of WGBH
                        Educational Foundation. He is a member of the Board of
                        Directors of Public Broadcasting Service and Becton
                        Dickinson and Company, and is a trustee or director of 18
                        investment companies managed by Zurich Scudder Investments.

[PHOTO ROGER A.         ROGER A. ENRICO, age 56, has served as a director of the
ENRICO]                 Company since July 1995. He has been Chief Executive Officer of PepsiCo, Inc. since April 1996 and Chairman of the Board of PepsiCo, Inc. since November 1996. He served as Chairman and Chief Executive Officer of PepsiCo Worldwide Restaurants
                        from the end of 1994 through April 1996, and Vice Chairman of PepsiCo, Inc. from 1993 until November 1996. Mr. Enrico is a member of the Boards of Directors of PepsiCo, Inc.,
                        Target Corporation, Electronic Data Systems Corporation,
                        Lincoln Center for the Performing Arts and The National
                        Center for Public Policy and Higher Education.

[PHOTO ARTURO           ARTURO MADRID, PH.D., age 62, has served as a director of
MADRID]                 the Company since January 1994. He is the Norene R. and T.
                        Frank Murchison Distinguished Professor of the Humanities at
                        Trinity University in San Antonio, Texas. From 1984 to 1993,
                        he served as the founding President of the Tomas Rivera
                        Center, a national institute for policy studies on Latino
                        issues. In addition, he has held academic and administrative positions at Dartmouth College, the University of
                        California, San Diego, the University of Minnesota, and the
                        U.S. Department of Education. Dr. Madrid is a member of the
                        Council for Foreign Relations and a fellow of the National
                        Academy for Public Administration. In 1996, he was awarded the Charles Frankel Prize by the National Endowment for the
                        Humanities.

[PHOTO WILLIAM T.       WILLIAM T. SOLOMON, age 58, has served as a director of the
SOLOMON]                Company since April 1983. He is Chairman of the Board of
                        Austin Industries, Inc., a general construction company, a position he has held since 1987. Mr. Solomon was Chairman
                        and Chief Executive Officer from 1987 to March 2001 and,
                        prior to 1987, was President and Chief Executive Officer of
                        Austin Industries, Inc..

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

MEETINGS AND COMMITTEES OF BOARD OF DIRECTORS

     The Board of Directors held a total of six meetings in 2000. Each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served. The Board of Directors has an Audit Committee, a Compensation Committee, and a Directors Planning Committee, all of the members of which are non-employee directors.

     Audit Committee. The Audit Committee consists of Henry P. Becton, Jr., Roger A. Enrico, and Arturo Madrid, each of which is an independent director under the listing standards of the New York Stock Exchange (the "NYSE"). Mr. Becton serves as the Chairman of the Audit Committee. The Audit Committee consults with the Company's independent auditors and with personnel from the Company's internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee operates under a written charter adopted by the Company's Board of Directors and reviewed annually by the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. The Audit Committee met two times during 2000. In addition, the Chairman of the Audit Committee met quarterly with the independent auditors and management.

     Compensation Committee. The Compensation Committee consists of John W. Bassett, Jr., Judith L. Craven, Laurence E. Hirsch, Arturo Madrid, and J. McDonald Williams. Mr. Bassett serves as Chairman of the Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors for base salaries for executive officers and compensation packages for directors, approves bonus levels and stock option awards for executive officers, and administers, among other plans, the Company's 1995 Executive Compensation Plan, 2000 Executive Compensation Plan, The G. B. Dealey Retirement Pension Plan, Belo Savings Plan, and Supplemental Executive Retirement Plan. The Compensation Committee met four times during 2000.

     Directors Planning Committee. The Directors Planning Committee consists of Henry P. Becton, Jr., Roger A. Enrico, Dealey D. Herndon, Laurence E. Hirsch, Hugh G. Robinson, William T. Solomon, and J. McDonald Williams. Mr. Williams serves as Chairman of the Directors Planning Committee. The Directors Planning Committee reviews the long-range financial and strategic planning efforts of the Company and reviews possible nominees for positions on the Board of Directors. The Directors Planning Committee met four times in 2000.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible based on their audit for expressing an opinion on the Company's consolidated financial statements.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements and the quarterly condensed consolidated financial statements for 2000. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Audit Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence and the Audit Committee recommended to the Board the selection of Ernst & Young LLP for the audit of the 2001 financial statements.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

Henry P. Becton, Jr., Chair
Roger A. Enrico
Arturo Madrid, Ph.D.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, independent auditors, served as independent auditors for the Company for the fiscal year ended December 31, 2000, and will serve in such capacity for the current fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the Annual Meeting.

     The table below sets forth the fees that Ernst & Young LLP billed the Company for the audit of the Company's financial statements for the fiscal year ended December 31, 2000 and review of financial statements for quarterly periods within that fiscal year, and all other fees Ernst & Young LLP has billed the Company for services rendered during the fiscal year ended December 31, 2000:

Audit Fees..................................................  $402,000
Financial Information, Systems Design and Implementation
  Fees......................................................        --
All Other Fees (including $267,000 of audit related fees)...  $330,000

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

NAME                                                  OFFICE CURRENTLY HELD             OFFICE HELD SINCE
----                                                  ---------------------             -----------------
Robert W. Decherd.........................  Chairman of the Board, President, and
                                            Chief Executive Officer                           1987(1)
Ward L. Huey, Jr. ........................  Vice Chairman of the Board
                                            President/Broadcast Division                      1987(2)
Burl Osborne..............................  President/Publishing Division Publisher,
                                            The Dallas Morning News                           1991(1)
Michael J. McCarthy.......................  Senior Executive Vice President                   2000(3)
James M. Moroney..........................  President, Belo Interactive, Inc.                 1999(4)
John L. (Jack) Sander.....................  Executive Vice President/Media Operations         2000(5)
Dunia A. Shive............................  Executive Vice President/ Chief Financial
                                            Officer                                           2000(6)
Colleen B. Brown..........................  Senior Vice President/Business
                                            Development                                       2000(7)
Donald F. (Skip) Cass, Jr. ...............  Senior Vice President                             2000(8)
Guy H. Kerr...............................  Senior Vice President/General Counsel and
                                            Secretary                                         2000(9)
Marian Spitzberg..........................  Senior Vice President/Human Resources             2000(10)

---------------

 (1) Member of the Board of Directors. (See "Election of Directors" above for additional information.)

 (2) Mr. Huey retired from the Board of Directors of the Company and as an executive officer of the Company effective as of December 31, 2000.

 (3) Mr. McCarthy, age 56, has been Senior Executive Vice President of the Company since July 2000 and served as Executive Vice President of the Company from July 1998 to July 2000. He served as Senior Corporate Vice President from July 1997 through June 1998 and as Senior Vice President from January 1987 through June 1997. In addition, Mr. McCarthy served as General Counsel from October 1985 until July 2000 and served as Secretary of the Company from 1985 to 1998 and from February 2000 to July 2000.

 (4) Mr. Moroney, age 44, has been President of Belo Interactive, Inc. since May 1999. He served as Executive Vice President of the Company from July 1998 through December 1999. Mr. Moroney served as President of the Company's Television Group from January 1997 until July 1998 and as Executive Vice President of the Television Group from January 1995 until January 1997. From November 1993 until January 1995, Mr. Moroney was Vice President of the Company's Broadcast Division.

 (5) Mr. Sander, age 59, has been Executive Vice President/Media Operations since January 2001 and President of the Company's Television Group since July 1998. He served as Executive Vice President of the Company's Television Group from 1997 until 1998. Mr. Sander was General Manager at WAGA-TV in Atlanta, Georgia from 1988 until 1997.

 (6) Ms. Shive, age 40, has been Executive Vice President/Chief Financial Officer of the Company since December 2000 and served as Senior Vice President/Chief Financial Officer of the Company from July 1998 until December 2000. She served as Senior Vice President/Corporate Operations from July 1997 through June 1998. From January 1996 until July 1997, Ms. Shive served as Vice President/ Finance of the Company. Ms. Shive served as Vice President/Controller of the Company from January 1995 until January 1996.

 (7) Ms. Brown, age 42, has been Senior Vice President/Business Development of the Company since October 2000. From July 1998 to October 2000, Ms. Brown was president of the Broadcast Group of Lee Enterprises, Inc. and from 1980 to 1998 she served in various management roles with Gannett Co., Inc., including President and General Manager of its Phoenix, Arizona television operations from 1995 until July 1998.

 (8) Mr. Cass, age 35, has been Senior Vice President of the Company since February 2000 and served as Vice President and General Manager of TXCN, the Company's Texas cable news channel, from May 1998 until February 2000. Mr. Cass was director/cable news operations of the Company's Broadcast Division from 1997 to May 1998 and was manager/finance and administration of that division from 1996 to 1997. He served as director of operations for the Company's cable channel joint venture in New Orleans, Louisiana from 1993 to 1996.

 (9) Mr. Kerr, age 48, has been the Company's Senior Vice President/General Counsel and Secretary since July 2000. From 1985 until June 2000, Mr. Kerr was a partner in the law firm of Locke Liddell & Sapp LLP and its predecessors, in Dallas, Texas.

(10) Ms. Spitzberg, age 52, has been Senior Vice President/Human Resources of the Company since February 2000. She served as Vice President/Deputy General Counsel from January 1997 until February 2000 and as the Company's Secretary from July 1998 until February 2000. In addition, Ms. Spitzberg served as the Company's Vice President/Assistant General Counsel from January 1995 until January 1997.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following information summarizes annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2000, 1999, and 1998, of the Chief Executive Officer and the other four most highly compensated executive officers (collectively, the "Senior Executives") of the Company:

SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                  ANNUAL COMPENSATION           ------------
                                          -----------------------------------    SECURITIES
                                                                    OTHER        UNDERLYING
            NAME AND                                                ANNUAL        OPTIONS/      ALL OTHER
            PRINCIPAL                                            COMPENSATION       SARS       COMPENSATION
            POSITION               YEAR   SALARY($)   BONUS($)      ($)(1)          (#)           ($)(2)
            ---------              ----   ---------   --------   ------------   ------------   ------------
Robert W. Decherd                  2000   $863,200    $635,900        --          410,000       $  517,272
Chairman of the Board,             1999   $696,000    $241,749        --          340,000       $   65,918
President, and Chief               1998   $696,000          --        --          200,000       $   81,273
Executive Officer
Ward L. Huey, Jr.                  2000   $663,200    $413,400        --               --       $1,483,268(3)
Vice Chairman of the Board         1999   $586,000    $186,579        --          240,000       $  184,049
President/Broadcast Division       1998   $586,000          --        --          140,000       $  203,910
Burl Osborne                       2000   $608,200    $379,100        --               --       $  700,714
President/Publishing Division      1999   $538,000    $163,510        --          200,000       $  185,736
Publisher, The Dallas Morning      1998   $538,000          --        --          120,000       $  205,823
News
Michael J. McCarthy                2000   $471,600    $253,900        --          110,000       $  513,225
Senior Executive Vice President    1999   $385,000    $100,294        --           90,500       $   47,020
                                   1998   $370,000          --        --           50,000       $   56,485
James M. Moroney                   2000   $418,200    $209,100        --          100,000       $   60,686
President, Belo Interactive, Inc.  1999   $385,000    $ 89,151        --           90,500       $   33,717
                                   1998   $385,000    $ 23,843        --           50,000       $   33,344

---------------

(1) The total value of executive perquisites and benefits did not exceed the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonuses for any Senior Executive.

(2) Amounts in this column are comprised of the following for 2000: (i) amounts contributed by the Company to the Belo Savings Plan (the "401(k) plan"), a non-discriminatory retirement plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the Code); and (ii) amounts contributed by the Company to the Company's Supplemental Executive Retirement Plan (the "SERP"). Included in the SERP contribution amounts for 2000 are payments representing the accumulated benefit under the previous Management Security Plan ("MSP"), which rolled into the SERP effective January 1, 2000. MSP make-up contributions to the SERP were as follows:
    Robert W. Decherd, $355,325; Ward L. Huey, Jr., $658,568; Burl Osborne, $416,848; and, Michael J. McCarthy,

    $417,154. Amounts for 1999 and 1998 also include dollar value of premiums for life insurance purchased by the Company under its MSP.

                                                       401(K) PLAN        SERP
                                                       CONTRIBUTION   CONTRIBUTION
                        NAME                               ($)            ($)
                        ----                           ------------   ------------
Robert W. Decherd....................................     $5,610        $511,662
Ward L. Huey, Jr. ...................................     $5,610        $926,643
Burl Osborne.........................................     $5,610        $695,104
Michael J. McCarthy..................................     $5,610        $507,615
James M. Moroney.....................................     $5,610        $ 55,076

(3) In November 2000, the Company entered into a Retirement Agreement with Mr. Huey pursuant to which, following his retirement as Vice Chairman of the Board and President of the Broadcast Division of the Company, Mr. Huey would continue to serve as a consultant to the Company from January 1, 2001 through December 31, 2003. In January 2001, the Company paid Mr. Huey $2,734,881 for his future consulting services. Pursuant to the terms of the 1995 Executive Compensation Plan, options to purchase a total of 386,000 Series B shares, which had been previously awarded to Mr. Huey but which had not yet vested, became fully exercisable upon his retirement. The Company also agreed to pay Mr. Huey additional compensation, accrued but unused vacation, and the expenses of obtaining continuing medical coverage through age 65 in an aggregate amount of $1,092,141 (of which $551,015 was paid in December 2000 and the balance was paid in January 2001).

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The stock options described below were awarded under the Belo 2000 Executive Compensation Plan (the "2000 Stock Plan"), with the exception of 324,996 options granted to Mr. Decherd, which were awarded under the 1995 Executive Compensation Plan (the "1995 Stock Plan"). During 2000, all options granted were for Series B shares, and no stock appreciation rights were granted. The following table provides additional information regarding stock options granted during 2000 to the Senior Executives:

                                        NUMBER OF    % OF TOTAL
                                        SECURITIES    OPTIONS
                                        UNDERLYING   GRANTED TO   EXERCISE                GRANT DATE
                                         OPTIONS     EMPLOYEES    OR BASE                  PRESENT
                                         GRANTED     IN FISCAL     PRICE     EXPIRATION     VALUE
                 NAME                     (#)(1)        YEAR       ($/SH)       DATE        ($)(2)
                 ----                   ----------   ----------   --------   ----------   ----------
Robert W. Decherd.....................   410,000        12.3%     $17.3125    12/01/10    $2,724,774
Ward L. Huey, Jr. ....................        --          --            --          --            --
Burl Osborne..........................        --          --            --          --            --
Michael J. McCarthy...................   110,000         3.3%     $17.3125    12/01/10    $  731,037
James M. Moroney......................   100,000         3.0%     $17.3125    12/01/10    $  664,579

---------------

(1) All stock options shown above become exercisable in increments of 40% after one year and 30% after years two and three. Upon the occurrence of a Change in Control (as defined in the 1995 Stock Plan and in the 2000 Stock Plan; see "Compensation Pursuant to Certain Retirement Plans -- Pension Plan" on page 18 for the definition of Change in Control), all of the options become immediately exercisable, unless the Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence). Both the 1995 Stock Plan and the 2000 Stock Plan permit the payment of the exercise price of an option with shares of Common Stock which have been held for at least six months, or with the approval of the Compensation Committee, with shares which have been held for less than six months. In addition, each of the 1995 Stock Plan and the 2000 Stock Plan permits the payment of minimum withholding taxes due upon exercise of an option with shares of Common Stock that are held by the optionee or shares of Common Stock issued upon the exercise of an option granted under such plan.

(2) These values are determined using the Black-Scholes option pricing model. The Black-Scholes option pricing model is one of the methods permitted by the Securities and Exchange Commission for estimating the present value of options. The Black-Scholes option pricing model is based on assumptions as to certain variables as described below, and is not intended to estimate, and has no direct correlation to, the value of stock options that an individual will actually realize. The actual value of the stock options that a Senior Executive may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The values listed above were based on the following assumptions: volatility (measured as the annualized standard deviation of the sample, as determined from the past 20 quarters, ending with the third quarter of 2000) -- .1802; risk free rate of return -- 5.9%; dividend yield -- 1.436%; time of exercise -- 10 years; and discount for risk of forfeiture -- 3%.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     No stock options were exercised during 2000 by the Senior Executives. The following table reflects this information and shows the estimated value of unexercised options held by such individuals at year-end:

                                                                               NUMBER OF       VALUE OF
                                                                              SECURITIES      UNEXERCISED
                                                                              UNDERLYING     IN-THE-MONEY
                                                                             OPTIONS/SARS    OPTIONS/SARS
                                                                               AT FY-END       AT FY-END
                                                                                (#)(1)          ($)(2)
                                          SHARES ACQUIRED       VALUE        EXERCISABLE/    EXERCISABLE/
                  NAME                    ON EXERCISE(#)     REALIZED($)     UNEXERCISABLE   UNEXERCISABLE
                  ----                    ---------------   --------------   -------------   -------------
Robert W. Decherd.......................        --                --             591,950/            $0/
                                                                                 934,000             $0
Ward L. Huey, Jr. ......................        --                --           1,098,300/      $469,662/
                                                                                       0             $0
Burl Osborne............................        --                --             663,880/      $776,333/
                                                                                 356,000             $0
Michael J. McCarthy.....................        --                --             266,100/      $326,676/
                                                                                 259,300             $0
James M. Moroney........................        --                --             238,876/      $109,763/
                                                                                 169,300             $0

---------------

(1) Of the exercisable options, the following numbers of shares underlying options are for Series B shares for each of the Senior Executives: Mr. Decherd -- 591,950 shares; Mr. Huey -- 953,000 shares; Mr.
    Osborne -- 471,200 shares; Mr. McCarthy -- 184,400 shares; and Mr.
    Moroney -- 205,600 shares. The remaining exercisable options are for Series A shares. All of the unexercisable options presented are options for Series B shares.

(2) Based on the closing price of $16.00 of the Company's Series A shares on the NYSE on December 29, 2000, less the exercise price of the options.

COMPENSATION PURSUANT TO CERTAIN RETIREMENT PLANS

     Pension Plan. Until July 1, 2000, the Company maintained a non-contributory pension plan which was available to substantially all of its employees who had completed one year of service and had reached 21 years of age as of June 30, 2001. The Company amended its pension plan effective July 1, 2000. As a result, individuals who were participants or eligible to become participants prior to July 1, 2000, were offered an election to either (1) remain eligible to participate in and accrue benefits under the pension plan, or
(2) cease accruing benefits under the pension plan effective June 30, 2000. Those employees who elected to cease accruing benefits under the pension plan became eligible for enhanced benefits under the Company's 401(k) plan. Following the effective date of the amendment to the pension plan, no employee first hired on or after July 1, 2000 is eligible to participate in the pension plan, and no former employee who is rehired on or after July 1, 2000 will accrue additional benefits under the pension plan.

     The following table reflects the expected annual benefits, computed on a 10-year certain and life annuity basis, payable under the pension plan to a fully vested Senior Executive of the Company upon retirement at age 65 after the credited years of service and at the annual remuneration levels set forth in the table.

   AVERAGE ANNUAL
    COMPENSATION                                  YEARS OF SERVICE(1)
       DURING          --------------------------------------------------------------------------
  FINAL FIVE YEARS        10         15         20         25         30         35         40
---------------------  --------   --------   --------   --------   --------   --------   --------
$150,000.............  $ 20,448   $ 30,671   $ 40,895   $ 51,119   $ 61,343   $ 71,567   $ 79,817
$250,000.............  $ 34,948   $ 52,421   $ 69,895   $ 87,369   $104,843   $122,317   $133,633
$350,000.............  $ 49,448   $ 74,171   $ 98,895   $123,619   $133,633   $133,633   $133,633
$450,000.............  $ 63,948   $ 95,921   $127,895   $133,633   $133,633   $133,633   $133,633
$550,000.............  $ 78,448   $117,671   $133,633   $133,633   $133,633   $133,633   $133,633
$650,000.............  $ 92,948   $133,633   $133,633   $133,633   $133,633   $133,633   $133,633
$750,000.............  $107,448   $133,633   $133,633   $133,633   $133,633   $133,633   $133,633
$850,000 or above....  $121,948   $133,633   $133,633   $133,633   $133,633   $133,633   $133,633

---------------

(1) Benefits listed in the table above are not subject to reduction for Social Security amounts. The table does not reflect all of the limitations on accrued benefits imposed by Section 415 of the Code, which currently limits such benefits to $135,000. Prior to January 1, 1983, actual benefits were accrued subject to a maximum limitation of $136,425. The table also does not reflect the limitations imposed by Section 401(a)(17) of the Code on annual compensation to be taken into account in determining pension benefits, which in 2000 was limited to $170,000.

     The Company's pension plan provides for the payment of a monthly retirement benefit based on credited years of service and the average of five consecutive years of highest annual compensation out of the ten most recent calendar years of employment. Compensation covered under the pension plan includes regular pay plus overtime, bonuses, commissions, and any contribution made by the Company on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes certain non-cash earnings and Company matching contributions to the Company's 401(k) plan. A participant's interest in the pension plan ordinarily becomes fully vested upon completion of five years of credited service, or upon attainment of age 62, whichever first occurs. Retirement benefits under the pension plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur at age 62 (or age 55 with five years of service). However, as a result of the amendment previously referenced, any participant employed by the Company on July 1, 2000 is fully vested without regard to years of service or the age of the participant. The pension plan also provides for the payment of death benefits. As of December 31, 2000, the Senior Executives have credited years of service under the pension plan as follows: Mr. Decherd -- 27 years; Mr. Huey -- 40 years; Mr. Osborne -- 20 years; Mr.
McCarthy -- 15 years; and Mr. Moroney -- 22 years. The covered compensation of such persons under the pension plan is substantially the same as the annual compensation indicated in the Summary Compensation Table on page 15, except that such covered compensation was capped at $170,000 for all participants in 2000.

     Upon the occurrence of certain events, (1) the benefits of all active participants in the pension plan become fully vested and nonforfeitable and (2) the excess of pension plan assets over the present value of accrued benefits, if any, are applied to provide active participants with an additional vested benefit equivalent to the benefit such participants should have received under Department of Labor Regulations Section 2618.32(a), as in effect prior to July 1, 1996, if the pension plan had then terminated. The events giving rise to (1) and (2) above are generally identical to those giving rise to a "Change in Control," as defined in the 1995 Stock Plan and in the 2000 Stock Plan. A "Change in Control" is generally defined in both the 1995 Stock Plan and the 2000 Stock Plan as the commencement of a tender offer or exchange offer, a change in control (which is deemed to occur when any group, entity, or other person that theretofore beneficially owned less than 30% of the total number of outstanding shares of Common Stock acquires shares, which acquisition results in such group, entity, or person having more than 30% beneficial ownership), approval or consummation of certain mergers, sales, exchanges, or dispositions of the Company's assets, or certain changes in the composition of the Board of Directors of the Company during any period of two consecutive years.

     Supplemental Executive Retirement Plan. The SERP was adopted by the Compensation Committee in December 1992 for senior corporate officers and other key executives selected by the Compensation Committee. This group includes the Senior Executives. The purpose of the SERP is to help offset the Code limits on the Company's qualified retirement plans. The specific objective of the SERP, when combined with the Company's pension plan, is to provide a benefit at age 65 of 60% of final average pay (the average of the total salary and target bonus during the last five completed calendar years of employment) to the senior corporate officers. However, because the SERP is a defined contribution plan, the actual benefit to be received by any participant will be dependent on the participant's account balance at the time of retirement. In addition, at its December 1999 meeting, the Compensation Committee amended the SERP effective January 1, 2000 to restore to additional participants selected by the Compensation Committee benefits limited by the annual compensation cap for determining pension benefits imposed by Section 401(a)(17) of the Code. The payment of benefits under the SERP will be subject to the same terms and conditions described above for the payment of benefits under the Company's pension plan. (See the description of the Company's pension plan on pages 17 and 18 above. See also footnote (2) to the Summary Compensation Table on page 15 above for the amounts contributed to the SERP by the Company on behalf of the Senior Executives for 2000. These amounts include the benefits previously accrued under the Company's MSP. The MSP was terminated effective December 31, 1999.) The Company has established a trust to hold the contributions to the SERP, which contributions are subject to the claims of the Company's creditors. As a result of the establishment of the trust, benefits payable under the SERP will be protected in the event of a Change in Control of the Company.

COMPENSATION OF DIRECTORS

     Non-employee directors receive an annual compensation package valued at $120,000. One-half of this amount is paid in stock options for Series B shares (relying on the Black-Scholes option pricing model on the date of grant), with exercise prices equal to the closing price of Series A shares on the date of grant. Directors elect in advance to receive all or a portion of the remaining amount in additional stock options for Series B shares or in cash. Non-employee directors who serve as committee chairs receive an additional $7,500 in cash. No additional fee is paid to non-employee directors for attendance at Board and committee meetings. Directors who are employees of the Company do not receive separate compensation for Board service.

CERTAIN TRANSACTIONS

     Prior to 2000, the Company and two of its subsidiaries each entered into agreements with a subsidiary of Austin Industries, Inc. relating to new construction and renovations at the primary business sites of each of these entities. The aggregate payments for the projects, all of which have now been completed, were approximately $5,045,085, approximately $2,374,429 of which was incurred during 2000. William T. Solomon, a director of the Company, is Chairman of the Board of Austin Industries, Inc. The Company believes that the above-described agreements were on terms as favorable as would have been received from independent third parties.

     On August 1, 1998, the Company entered into a three-year lease with The Tetra Group, Inc., pursuant to which The Tetra Group, Inc. leased approximately 2,900 square feet of office space from the Company at an annual rental rate of $38,821. Effective January 31, 2001, the lease was terminated and fully paid. Hugh G. Robinson, who will retire as a director of the Company at the date of the Annual Meeting, is Chairman and Chief Executive Officer of The Tetra Group, Inc.. The Company believes that the above-described lease was on terms as favorable as would have been received from an independent third party.

     On November 3, 2000, the Company entered into a Retirement Agreement with Ward L. Huey, Jr. See footnote (3) to the Summary Compensation Table on page 16.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on information provided to the Company by the Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons during the fiscal year ended December 31, 2000 were made on a timely basis, except for the delayed reporting by John W. Bassett, Jr., a director of the Company, relating to 502 shares of the Company's Common Stock held by his spouse at the time of their marriage in May 1998.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") is composed entirely of independent outside directors. The Board of Directors has delegated to the Committee the authority to review, consider and determine the compensation of the Company's senior executive officers listed in the Summary Compensation Table on page 15 (the "Senior Executives"). The Committee follows the guidelines of the Company's Executive Compensation Plan (the "ECP"), under which the Committee makes recommendations to the Board of Directors regarding salary levels for the Senior Executives and makes the final determination regarding bonuses and awards of stock options and other stock-based compensation to such persons under the Company's 1995 Stock Plan and 2000 Stock Plan (collectively, the "Stock Plans"). Levels of compensation for participants other than the Senior Executives are determined in a manner similar to that described below for the Senior Executives.

EXECUTIVE COMPENSATION PLAN

     The ECP was implemented January 1, 1989. The key elements of the ECP are an annual base salary, an annual target bonus opportunity, and long-term incentive awards issued under the Stock Plans. The ECP is administered by the Committee, the members of which are not eligible to participate in the ECP. Officers of the Company and its subsidiaries, including the Chief Executive Officer and the other Senior Executives, are automatically eligible to participate in the ECP. The Committee selects additional participants according to their ability to affect significantly the profitability of the Company.

     The ECP is designed to provide a competitive level of compensation to key executives, managers, and professionals through annual compensation as well as long-term awards. The goals of the ECP are: (1) to establish a competitive compensation program to attract, retain, and motivate employees in those positions that most directly affect the Company's overall performance, and (2) to encourage coordinated and sustained effort toward enhancing the Company's performance and maximizing the Company's value to its shareholders. The receipt by participants of bonus amounts is dependent upon the achievement of Company or subsidiary financial performance targets and in certain cases, a portion of the bonus is also dependent upon the financial performance of companies in the geographic clusters which include the applicable subsidiary.

     Long-term incentive awards (stock options or other stock-based awards) are granted in December of each year. At the same time, base salary levels and bonus opportunities are established for the following year. The Committee considers an ECP participant's annual compensation package to include the long-term incentive awards granted in December of the prior year, plus base salary and bonus opportunity as determined for the current fiscal year. However, the rules of the Securities and Exchange Commission require the reporting of compensation on a calendar year basis. Consequently, the compensation packages presented herein and in the Summary Compensation Table on page 15 include base salary and bonus opportunities awarded with respect to 2000, which were established by the Committee in December 1999, and option awards granted in December 2000.

     The Committee works closely with the Chief Executive Officer and the Senior Vice President/Human Resources in formulating its recommendations. It is the policy of the Company to strive to establish a level for each element of a participant's compensation that is approximately equal to the 75th percentile for comparable companies. This target percentile was established at a level the Committee believes is necessary to attract and retain outstanding executives. For comparative purposes, the Committee utilizes a special cut survey of peer media companies in determining base salaries and bonus opportunities and a broader survey of companies in determining long-term incentive awards. The survey is conducted by a nationally recognized compensation consultant. The companies included in both the general compensation survey and the special cut survey vary somewhat from those included in the group of peer companies indicated in the Performance Graph on page 24 because certain companies included in the peer group do not participate in the compensation survey and some companies that participate in the compensation survey are not public companies.

     Base Salary. The base salaries of the Senior Executives for 2000 were set at levels approximating the target percentile of the special cut survey aimed for by the Committee.

     Annual Performance Bonus Opportunity. Each ECP participant has an opportunity to earn an annual bonus based upon the financial performance of the participant's organizational entity. Each Senior Executive's bonus opportunity is based on the financial performance of the Company as a whole. In the case of participants who are employees of subsidiaries located in the Texas, Southwest, Northwest and Mid-Atlantic geographic clusters, generally 15% of the bonuses of such participants is based on the aggregate financial performance of subsidiaries located in those clusters. The Committee uses a percent of the base salary of each ECP participant to establish the participant's bonus opportunity range, based on survey comparisons. The Committee annually reviews minimum, target and maximum levels of financial performance for each organizational entity, based on business plans developed by Company management. Bonus amounts for ECP participants are determined shortly following the end of each calendar year.

     If minimum performance levels have not been achieved, participants earn no bonuses. Performance at the target level earns participants 100% of their bonus amounts, and performance at the maximum level earns participants 200% of their bonus amounts. If performance falls between the minimum level and the target level, participants receive a prorated amount up to the target bonus amount reflecting performance in excess of the minimum level. If performance falls between the target and maximum performance levels, participants receive 100% of their bonus amounts, plus an additional pro rata amount reflecting performance in excess of the target level. The Committee believes that linking the bonus opportunity directly to financial performance gives ECP participants an incentive to focus on management objectives. Because the Company's financial performance during 2000 fell between the target and maximum performance levels for 2000, the Senior Executives received a prorated bonus amount of 113% of the target performance level, except for Mr. Moroney, whose bonus is based on the financial performance of Belo Interactive, Inc. and who received 100% of the target performance level.

     Long-Term Awards. The long-term incentive component of the ECP is designed to encourage the retention of key executives, and the ultimate value of long-term awards is determined by the Company's performance as reflected in the market price of its stock. The Committee assigns to each ECP participant a long-term incentive factor, expressed as a percent of base salary. The Committee strives to set long-term incentive levels for participants that would place them at approximately the 75th percentile of the survey considered by the Committee. In determining levels of long-term incentive awards for participants, the Committee attempts to estimate the present value of these awards, assuming the Company's growth approximates media industry norms, and making use of the Black-Scholes option pricing model. However, in determining stock option awards in December 2000, the Committee used additional criteria and placed less reliance on the Black-Scholes model valuations. Additional criteria used by the Committee included the number of stock options granted to each participant during the previous year, the level of responsibility of each participant and such person's past and potential contribution toward the Company's performance. The number of options awarded each ECP participant (including the Senior Executives) in 2000 was less than would have been awarded using the Black-Scholes model alone.

     Stock Options. A total of 620,000 options for the Company's Series B shares were granted to the Senior Executives in 2000 under the Stock Plans. The Committee established an exercise price for such options equal to the market price of the Series A shares on the date of grant. (See the Option/SAR Grants in Last Fiscal Year table on page 16.) The Committee has never granted options at exercise prices other than the market price of the Series A shares on the date of grant and has never adjusted such prices retroactively (except pursuant to the antidilution provisions of the options in connection with various stock dividends).

     While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of its Common Stock at any particular point in time, the decision as to whether this value will be realized in any particular year is primarily determined by each individual executive. Accordingly, in analyzing annual compensation levels, the Committee does not consider gains realized during any particular year by any of the Senior Executives as a result of individual decisions to exercise stock options or to sell restricted shares received in previous years. (See the Aggregated Option/SAR

Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values table on page 17 for the amounts realized by the Senior Executives from option exercises in 2000 and the estimated unrealized value of unexercised options held by such persons as of December 31, 2000.)

CEO COMPENSATION

     Mr. Decherd is a participant in the ECP. In December 2000, the Committee awarded Mr. Decherd stock options for 410,000 Series B shares. This amount reflects the assessment described above that was used by the Committee in evaluating stock option awards for 2000. Mr. Decherd's base salary was established at a level generally corresponding to the compensation level aimed for by the Committee. Mr. Decherd's 2000 bonus amount under the ECP was determined solely in relation to the consolidated financial performance of the Company and its subsidiaries. As a result of the target financial performance levels established by the Committee with respect to 2000, Mr. Decherd received a bonus in the amount of $635,900 with respect to 2000 reflecting Company performance of 113% of the target performance level.

ONE MILLION DOLLAR LIMIT ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Omnibus Budget Reconciliation Act of 1993 placed a one million dollar limit on the deductibility of certain compensation paid to the Chief Executive Officer and the other Senior Executives for tax years beginning on or after January 1, 1994. Certain compensation, including performance-based compensation meeting specified requirements, is exempt from the limit. The Stock Plans do not prohibit the granting of awards that are not subject to the deductions limit established by Section 162(m) of the Code. The Committee intends to grant awards that are not subject to the deduction limit to the extent that the structure of such awards is consistent with corporate performance objectives.

Respectfully submitted,

COMPENSATION COMMITTEE

John W. Bassett, Jr., Chairman
Judith L. Craven, M.D., M.P.H.
Laurence E. Hirsch
Arturo Madrid, Ph.D.
J. McDonald Williams

                               PERFORMANCE GRAPH

     The following graph compares the annual cumulative shareholder return on an investment of $100 on December 31, 1995 in the Company's Series A shares, based on the market price of the Series A shares and assuming reinvestment of dividends, with the cumulative total return of a similar investment in companies on the Standard & Poor's 500 Stock Index and in a group of peer companies selected by the Company on a line-of-business basis and weighted for market capitalization. The Company's current peer group includes the following companies: BHC Communications, Inc.; Dow Jones & Company, Inc.; Gannett Company, Inc.; Granite Broadcasting Corporation; Hearst-Argyle Corporation; Knight-Ridder, Inc.; Lee Enterprises, Inc.; McClatchy Newspapers, Inc.; Media General, Inc.; The New York Times Company; Pulitzer Publishing Company; The E.W. Scripps Company; Tribune Company; The Washington Post Company; and Young Broadcasting Corporation. Central Newspapers, Inc. and Times Mirror Company, which were included in last year's peer group, were acquired in 2000 by Gannett Company, Inc. and Tribune Company, respectively, and therefore are no longer included in the peer group. The Company is not included in the calculation of peer group cumulative total shareholder return on investment.

                                    [GRAPH]

---------------------------------------------------------------------------------------------------------------------------------
                                                 12/31/95         12/31/96         12/31/97         12/31/98         12/31/99
---------------------------------------------------------------------------------------------------------------------------------
 Belo                             100              102              165              119              115               98

 S&P 500                          100              123              164              211              255              232

 Peer Group                       100              121              185              197              249              217


                           ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST OF ANY BENEFICIAL SHAREHOLDER OR SHAREHOLDER OF RECORD, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM THE SECRETARY OF THE COMPANY AT P.O. BOX 655237, DALLAS, TEXAS 75265-5237.

                             SHAREHOLDER PROPOSALS

     A shareholder who intends to introduce a proposal for consideration at the Company's 2002 Annual Meeting may seek to have that proposal and a statement in support of the proposal included in the Company's Proxy Statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. Additionally, in order to be eligible for inclusion in the Company's Proxy Statement, the shareholder must submit the proposal and supporting statement to the Company not later than December 1, 2001 and must satisfy the other requirements of Rule 14a-8.

     A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Company's Proxy Statement pursuant to Rule 14a-8. The Company's bylaws provide that any such proposals or nominations must be submitted to the Company between February 9, 2002 and March 11, 2002 in order to be considered at the Company's 2002 Annual Meeting and must satisfy the other requirements with respect to such proposals or nominations contained in the Company's bylaws. If the shareholder does not also comply with the requirements of SEC Rule 14a-4, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal or nomination made by a shareholder.

     Copies of the Company's bylaws and SEC Rules 14a-4 and 14a-8 may be obtained by contacting the Secretary of the Company at P.O. Box 655237, Dallas, Texas 75265-5237, or by telephone at (214) 977-6606.

                                 OTHER MATTERS

     At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                            By Order of the Board of Directors

                                                  GUY H. KERR
                                                   Secretary

Dated: March 30, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

     1. Members. The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson. For purposes hereof the term "independent" shall mean a director who meets the New York Stock Exchange definition of independence, as determined by the Board. Each member of the Company's Audit Committee must be financially literate and one member of the Audit Committee shall have accounting or related financial management expertise, both as determined in the Board's judgment.

     2. Purposes, Duties, and Responsibilities. The Audit Committee shall represent the Board of Directors in discharging its responsibility relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of administration and financial controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee shall:

          (i) Recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditors of the Company and to perform the annual audit, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee.

          (ii) Review with the independent auditors the scope of the audit and the results of the annual audit examination by the independent auditors, any reports of the independent auditors with respect to interim periods, and, with the principal internal auditor of the Company, the scope and results of the internal audit program. The Audit Committee Chair will review the Company's quarterly financial statements and Form 10-Qs with the independent auditors and management prior to filing.

          (iii) Review the written statement from the outside auditor of the Company concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and assess the independence of the outside auditor as required under Independent Standards Board Standard No. 1 and assess the compatibility of such relationships with the outside auditor's independence as required by SEC rules.

          (iv) Review and discuss with management and the independent auditors the financial statements of the Company, including an analysis of the auditors' judgment as to the quality of the Company's accounting principles.

          (v) Review the adequacy of the Company's financial controls, with particular emphasis on the scope and performance of the internal audit function.

          (vi) Review significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company's financial reports, and make comments on the foregoing to the Board of Directors.

          (vii) Recommend to the Board of Directors based on the review and discussion described in paragraphs (iii) and (iv) above, whether the financial statements should be included in the Annual Report on Form 10-K.

          (viii) Review the adequacy of the Audit Committee Charter on an annual basis.

     3. Meetings. The Audit Committee will meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

                       YOUR PROXY CARD IS ATTACHED BELOW.

                    PLEASE READ AND FOLLOW THE INSTRUCTIONS
                      CAREFULLY AND DETACH AND RETURN YOUR
                      COMPLETED PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                               DO NOT RETURN YOUR
                             PROXY CARD IF YOU VOTE
                            BY TELEPHONE OR INTERNET




ZAHB1B                              DETACH HERE


                                     PROXY

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BELO CORP.


         The undersigned hereby appoints Robert W. Decherd, Michael J. McCarthy, and Guy H. Kerr, or any one or more of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of the Common Stock of Belo Corp. held of record by the undersigned on March 15, 2001, at the Annual Meeting of Shareholders to be held on May 9, 2001, and any adjournment or postponement thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES STANDING FOR ELECTION AS CLASS III DIRECTORS.

         Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SEE REVERSE                                                      SEE REVERSE
    SIDE                                                             SIDE

Your telelphone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Please note all votes cast via the telephone or the Internet must be cast prior to 5:00 p.m. (Eastern Standard Time), May 8, 2001. If you wish to change your address, please mark the box below and return your proxy by mail.

VOTE BY TELEPHONE                                 VOTE BY INTERNET

Call Toll-Free on a Touch-Tone Phone              GO TO HTTP://www.eproxyvote.com/blc
1-877-PRX-VOTE (1-877-779-8683).                  As with all Internet access, usage or server
There is NO CHARGE for this call.                 fees must be paid by the user.

FOLLOW THESE FOUR EASY STEPS:                     FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT          1. READ THE ACCOMPANYING PROXY STATEMENT
   AND PROXY CARD.                                   AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER                      2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683).                  http://www.eproxyvote.com/blc

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER       3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
   LOCATED ON YOUR PROXY CARD BELOW.                 LOCATED ON YOUR PROXY CARD BELOW.

4. FOLLOW THE RECORDED INSTRUCTIONS.              4. FOLLOW THE INSTRUCTIONS PROVIDED.


   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

ZABS1A


                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES STANDING FOR ELECTION AS CLASS III DIRECTORS.

1. Election of the following nominees as Class III Directors          2. At the discretion of such Proxies, on any other matter
   (Term expires in 2004).                                               that properly may come before the meeting or any
   NOMINEES: (01) Judith L. Craven, M.D., M.P.H.,                        adjournment or postponement thereof.
   (02) Dealey D. Herndon, and (03) Stephen Hamblett.

                  FOR                   WITHHOLD
         [ ]      ALL            [ ]    AUTHORITY                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]
                  NOMINEES              FROM ALL
                                        NOMINEES


[ ]
    ---------------------------------------
    For all nominees except as noted above



                                                                          PLEASE MARK, DATE, AND SIGN AS YOUR NAME APPEARS
                                                                          AT LEFT AND RETURN IN THE ENVELOPE.

                                                                          Please sign exactly as name appears. When shares
                                                                          are held by joint tenants, both should sign. When
                                                                          signing as attorney, executor, administrator,
                                                                          trustee, or guardian, please give full title as
                                                                          such. If a corporation, please sign in full
                                                                          corporate name by President or other authorized
                                                                          officer. If a partnership, please sign in
                                                                          partnership name by authorized person.

Signature:                                       Date:           Signature:                                      Date:
          -------------------------------------       ---------            -------------------------------------       ---------

                        YOUR PROXY CARD FOR YOUR 401(k)
                           SHARES IS ATTACHED BELOW.

                    PLEASE READ AND FOLLOW THE INSTRUCTIONS
                      CAREFULLY AND DETACH AND RETURN YOUR
                      COMPLETED PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                               DO NOT RETURN YOUR
                             PROXY CARD IF YOU VOTE
                            BY TELEPHONE OR INTERNET









ZABS1B                             DETACH HERE
                                      PROXY

                                      BELO

                   TO PARTICIPANTS IN THE BELO SAVINGS PLAN:

         As a participant in the Belo Savings Plan with full shares of the Company's Common Stock allocated to your account as of March 15, 2001, you may instruct the Plan Trustee how to vote all shares allocated to your account at the Annual Meeting of Shareholders to be held on May 9, 2001, and any adjournment or postponement thereof. Your instructions to the Trustee will be held in strict confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of the Company. Please use the other side of this form in giving your instructions.

         Any shares held by the Trustee as to which it has not received voting instructions by May 3, 2001, will be voted as directed by the administrative committee appointed by the Board of Directors of the Company. Any shares held by the Trustee as to which it has been instructed to sign the Board of Directors proxy, with no additional instructions to the contrary indicated, will be voted "FOR" all nominees standing for election as Class III Directors.

                         WELLS FARGO BANK TEXAS, N.A.,
                                    TRUSTEE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


SEE REVERSE                                                         SEE REVERSE
   SIDE                                                                 SIDE

Your telephone or Internet vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Please note all votes cast via the telephone or the Internet must be cast prior to 5:00 p.m. (Eastern Standard Time), May 3, 2001. If you wish to change your address, please mark the box below and return your proxy by mail.

VOTE BY TELEPHONE                                 VOTE BY INTERNET

Call Toll-Free on a Touch-Tone Phone              GO TO HTTP://www.eproxyvote.com/blc
1-877-PRX-VOTE (1-877-779-8683).                  As with all Internet access, usage or server
There is NO CHARGE for this call.                 fees must be paid by the user.

FOLLOW THESE FOUR EASY STEPS:                     FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT          1. READ THE ACCOMPANYING PROXY STATEMENT
   AND PROXY CARD.                                   AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER                      2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683).                  http://www.eproxyvote.com/blc

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER       3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
   LOCATED ON YOUR PROXY CARD BELOW.                 LOCATED ON YOUR PROXY CARD BELOW.

4. FOLLOW THE RECORDED INSTRUCTIONS.              4. FOLLOW THE INSTRUCTIONS PROVIDED.


   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

ZABS1A


                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

WELLS FARGO BANK TEXAS, N.A., YOU ARE HEREBY INSTRUCTED TO SIGN THE BOARD OF DIRECTORS PROXY. YOU ARE FURTHER INSTRUCTED TO DIRECT THE PROXY HOLDERS TO VOTE AS FOLLOWS:

1. Election of the following nominees as Class III Directors           2. At the discretion of such Proxies, on any other matter
   (Term expires in 2004).                                                that properly may come before the meeting or any
   NOMINEES: (01) Judith L. Craven, M.D., M.P.H.,                         adjournment or postponement thereof.
   (02) Dealey D. Herndon, and (03) Stephen Hamblett.


                  FOR                   WITHHOLD
         [ ]      ALL            [ ]    AUTHORITY                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]
                  NOMINEES              FROM ALL
                                        NOMINEES


[ ]
    ---------------------------------------
    For all nominees except as noted above

                                                                          PLEASE MARK, DATE, AND SIGN AS YOUR NAME APPEARS AT LEFT
                                                                          AND RETURN IN THE ENVELOPE.


                                                                          I hereby authorize Wells Fargo Bank Texas, N.A., as
                                                                          Trustee under the Belo Savings Plan, to vote the shares
                                                                          of Common Stock held for my account under the Belo
                                                                          Savings Plan at the Annual Meeting in accordance with
                                                                          instructions given above. Wells Fargo Bank Texas, N.A.,
                                                                          has appointed Equiserve as Agent to tally the votes.

Signature:                                       Date:           Signature:                                      Date:
          -------------------------------------       ---------            -------------------------------------       ---------